UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2015

Joe’s Jeans Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2340 South Eastern Avenue, Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 323-837-3700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry into a Material Definitive Agreement.

On September 11, 2015, Joe’s Jeans Inc., a Delaware corporation (the “Company”), entered into (i) the A&R Revolving Credit Agreement (as defined below), (ii) the Reaffirmation and Amendment of Collateral Documents (as defined below), and (iii) the Reassignment and Termination Agreement (as defined below). The descriptions of the A&R Revolving Credit Agreement, the Reaffirmation and Amendment of Collateral Documents, and the Reassignment and Termination Agreement set forth below in Item 2.03 of this Current Report on Form 8-K are incorporated herein by reference.

ITEM 1.02           Termination of a Material Definitive Agreement.

A portion of the proceeds of the Asset Sale (as defined below) were used to repay all of the Company’s indebtedness outstanding under the Term Loan Credit Agreement, dated September 30, 2013 (the “Term Loan Credit Agreement”), with Garrison Loan Agency Services LLC (“Garrison”), as administrative agent, collateral agent, lead arranger, documentation agent and syndication agent, and the lenders party thereto. As a result, the Term Loan Credit Agreement was paid in full and terminated on September 11, 2015.

ITEM 2.01           Completion of Acquisition or Disposition of Assets.

On September 11, 2015, the Company completed the previously disclosed sale (the “Asset Sale”) of (i) certain of its intellectual property assets used or held for use in the Company’s business operated under the brand names “Joe’s Jeans,” “Joe’s,” “Joe’s JD” and “else” (the “Joe’s Business”) for an aggregate purchase price of $67 million, pursuant to the Asset Purchase Agreement, dated September 8, 2015 (the “IP Asset Purchase Agreement”), by and among the Company, Joe’s Holdings LLC, a Delaware limited liability company, and solely for the purposes of its related guarantee, Sequential Brands Group, Inc., a Delaware corporation, and (ii) among other things, certain inventory and other assets and liabilities related to the Joe’s Business for an aggregate purchase price of $13 million, pursuant to the Asset Purchase Agreement, dated September 8, 2015 (the “Operating Asset Purchase Agreement”), by and between the Company and GBG USA Inc., a Delaware corporation (“GBG”). The proceeds of the Asset Sale were used to repay all of the Company’s indebtedness outstanding under the Term Loan Credit Agreement and a portion of the Company’s indebtedness outstanding under its revolving credit agreement.

The foregoing description of the IP Asset Purchase Agreement and the Operating Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the IP Asset Purchase Agreement and the Operating Asset Purchase Agreement, each of which was described in and included as an exhibit to the Company’s Current Report on Form 8-K filed September 9, 2015, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In connection with the Asset Sale, on September 11, 2015, Hudson Clothing, LLC, a wholly-owned subsidiary of the Company (“Hudson” or the “Borrower”), as “Administrative Borrower”, and the Company, and certain of the Company’s subsidiaries party thereto, as “Guarantors”, entered into the Amended and Restated Revolving Credit Agreement (the “A&R Revolving Credit Agreement”) with The CIT Group/Commercial Services, Inc., as administrative agent and collateral agent (“CIT”), and the lenders party thereto. Among other things, the A&R Revolving Credit Agreement (i) amends and restates the Revolving Credit Agreement, dated as of September 30, 2013 (as amended by (a) Omnibus Amendment No. 1 to Revolving Credit Agreement and Guarantee and Collateral Agreement, dated as of

December 20, 2013,  (b) Amendment No. 2 to Revolving Credit Agreement, dated as of April 23, 2015, and (c) the CIT Forbearance Agreement (as defined below), by and among Hudson and Joe’s Jeans Subsidiary Inc., as borrowers, the Company and certain subsidiaries of the Company party thereto, as guarantors, CIT, and the lenders party thereto, and (ii) waives the “Existing Defaults” and “Forbearance Defaults” (each as defined under the Forbearance and Amendment No. 3 to Revolving Credit Agreement, dated June 26, 2015, between the Company and CIT (the “CIT Forbearance Agreement”)) and certain other defaults. Pursuant to a separate consent and agreement, CIT and the lenders consented to the Asset Sale.

The A&R Revolving Credit Agreement provides for a revolving credit facility (the “Revolving Facility”) with up to $10,000,000 of lender commitments (the “Revolving Commitment”).  The Borrowers’ actual maximum credit availability under the Revolving Facility varies from time to time and is equal to the lesser of (i) the Revolving Commitment minus an availability block of $2.5 million, or $7.5 million, and (ii) a calculated borrowing base, which is based on the value of the eligible accounts and eligible inventory minus the availability block of $2.5 million minus reserves imposed by the revolving lenders, all as specified in the A&R Revolving Credit Agreement.  The Revolving Facility provides for swingline loans, up to $1 million sublimit, and letters of credit, up to $1 million sublimit, within such credit availability limits.  Proceeds from advances under the Revolving Facility may be used (i) to pay fees and expenses in connection with the A&R Revolving Credit Agreement and the Asset Sale and (ii) for working capital needs and general corporate purposes.

All unpaid loans under the Revolving Facility mature on December 31, 2015.  The Borrowers have the right at any time and from time to time to (i) terminate the commitments under the Revolving Facility in full and (ii) prepay any borrowings under the Revolving Facility, in whole or in part, without terminating or reducing the commitment under the Revolving Facility.

The Revolving Facility is guaranteed by the Company and all of its subsidiaries, and is secured by liens on substantially all assets owned by the borrowers and guarantors party thereto, subject to permitted liens and exceptions. In connection with the Asset Sale, the Guarantee and Collateral Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Subsidiary, Inc. (“Joe’s Sub”). and Hudson, the Company, certain subsidiaries of the Company party thereto and CIT, as administrative agent and collateral agent, as amended (the “Guarantee and Collateral Agreement”), was further amended pursuant to the Reaffirmation and Amendment of Collateral Documents, dated as of September 11, 2015, by and among CIT, the Company, Joe’s Sub, Hudson, Innnovo West Sales, Inc., Joe’s Jeans Retail Subsidiary, Inc., Hudson Clothing Holdings, Inc., and HC Acquisition Holdings, Inc (the “Reaffirmation and Amendment of Collateral Documents”), providing for among other things, the addition of the factor as a secured party under the Guarantee and Collateral Agreement.

Advances under the Revolving Facility are in the form of either base rate loans or LIBOR rate loans.  The interest rate for base rate loans under the Revolving Commitment fluctuates and is equal to (x) the greatest (the “Alternate Base Rate”) of (a) JPMorgan Chase Bank prime rate; (b) the Federal funds rate plus 0.50%; and (c) the rate per annum equal to the 90 day LIBOR published in the New York City edition of the Wall Street Journal under “Money Rates” (the “90-Day LIBO Rate”) plus 1.0%, in each case, plus (y) 3.50%.  The interest rate for LIBOR rate loans under the Revolving Commitment is equal to the 90-Day LIBO Rate per annum plus 4.50%.  Interest on the Revolving Facility is payable on the first day of each calendar month and the maturity date.  Among other fees, the Borrowers pay a commitment fee of 0.25% per annum (due quarterly) on the average daily amount of the unused revolving commitment under the Revolving Facility.  The Borrowers also pay fees with respect to any letters of credit issued under the Revolving Facility.

The Revolving Facility contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on the Company’s and its subsidiaries’ ability, to create or incur indebtedness; create liens; consolidate, merge, liquidate or dissolve; sell, lease or otherwise transfer any of its assets (with the Asset Sale expressly permitted); substantially change the nature of its business; make investments or acquisitions; pay dividends; enter into transactions with affiliates; amend material documents, prepay certain indebtedness and make capital expenditures.  The negative covenants are subject to certain exceptions as specified in the A&R Revolving Credit Agreement.

Additionally, in connection with the Asset Sale, Joe’s Sub, Hudson, GBG and CIT entered into a Reassignment and Termination Agreement, dated as of September 11, 2015 (the “Reassignment and Termination Agreement”). Pursuant to the Reassignment and Termination Agreement, Joe’s Sub was terminated as a party to the Amended and Restated Factoring Agreement, dated as of September 30, 2013 (as amended, the “Factoring Agreement”), by and among Joe’s Sub, Hudson, and CIT. Subject to the terms and conditions provided in the Reassignment and Termination Agreement, CIT reassigned to Joe’s Sub all of its accounts factored with CIT which were outstanding as of the date of the Reassignment and Termination Agreement.

The foregoing description of the A&R Revolving Credit Agreement, the Reaffirmation and Amendment of Collateral Documents, and the Reassignment and Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Revolving Credit Agreement, the Reaffirmation and Amendment of Collateral Documents, and the Reassignment and Termination Agreement filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in connection with the closing of the Operating Asset Purchase Agreement on September 11, 2015, Mr. Joseph M. Dahan resigned as Creative Director and Director of the Company pursuant to the Separation Agreement and Mutual Limited Release, dated as of September 8, 2015, between Mr. Dahan and the Company (the “Separation Agreement and Mutual Limited Release”).

The foregoing description of the Separation Agreement and Mutual Limited Release does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and Mutual Limited Release, which was described in and included as an exhibit to the Company’s Current Report on Form 8-K filed September 9, 2015, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The required Unaudited Pro Forma Condensed Combined Financial Statements and explanatory notes of the Company as of and for the six months ended May 31, 2015 and for the fiscal years ended November 30, 2014, 2013, and 2012 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

10.1

Amended and Restated Revolving Credit Agreement, dated as of September 11, 2015, by and among Hudson Clothing, LLC, Joe’s Jeans Inc. and certain of its subsidiaries party thereto, each as a Borrower or Guarantor, each of the lenders party thereto and The CIT Group/Commercial Services, Inc., as administrative and collateral agent.

10.2

Reaffirmation and Amendment of Collateral Documents, dated as of September 11, 2015, by and among The CIT Group/Commercial Services, Inc., Joe’s Jeans Inc., Joe’s Jeans Subsidiary Inc., Hudson Clothing, LLC, Innnovo West Sales, Inc., Joe’s Jeans Retail Subsidiary, Inc., Hudson Clothing Holdings, Inc., and HC Acquisition Holdings, Inc.

10.3	Reassignment and Termination Agreement, dated as of September 11, 2015, by and among The CIT Group/Commercial Services, Inc., Joe’s Jeans Subsidiary Inc., Hudson Clothing, LLC and GBG USA Inc.

99.1	Unaudited Pro Forma Condensed Combined Financial Statements of Joe’s Jeans Inc. as of and for the six months ended May 31, 2015 and for the fiscal years ended November 30, 2014, 2013, and 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe’s Jeans Inc.

September 17, 2015	By:	/s/ Samuel J. Furrow
Name: Samuel J. Furrow
Title: Interim Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Revolving Credit Agreement, dated as of September 11, 2015, by and among Hudson Clothing, LLC, Joe’s Jeans Inc. and certain of its subsidiaries party thereto, each as a Borrower or Guarantor, each of the lenders party thereto and The CIT Group/Commercial Services, Inc., as administrative and collateral agent.

10.2

Reaffirmation and Amendment of Collateral Documents, dated as of September 11, 2015, by and among The CIT Group/Commercial Services, Inc., Joe’s Jeans Inc., Joe’s Jeans Subsidiary Inc., Hudson Clothing, LLC, Innnovo West Sales, Inc., Joe’s Jeans Retail Subsidiary, Inc., Hudson Clothing Holdings, Inc., and HC Acquisition Holdings, Inc.

10.3	Reassignment and Termination Agreement, dated as of September 11, 2015, by and among The CIT Group/Commercial Services, Inc., Joe’s Jeans Subsidiary Inc., Hudson Clothing, LLC and GBG USA Inc.

99.1	Unaudited Pro Forma Condensed Combined Financial Statements of Joe’s Jeans Inc. as of and for the six months ended May 31, 2015 and for the fiscal years ended November 30, 2014, 2013, and 2012.